UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2022

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAPH	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Raphael Pharmaceutical Inc. (the “Company”) filed on July 7, 2022 (the “Original 8-K”). The Amendment (i) amends and restates certain information erroneously disclosed in the Original 8-K and (ii) provides the correct version of Exhibit 10.4 that was filed with the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K under the heading “Service Agreement with Chief Technology Officer” is hereby amended and restated by the disclosure contained in Item 5.02 of this Amendment and Exhibit 10.4 of the Original 8-K is superseded in its entirety by Exhibit 10.1 to this Amendment. All other information contained in the Original 8-K remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Service Agreement with Chief Technology Officer

On July 5, 2022, the Company executed service agreement, or the Hayon Service Agreement, with Dr. Igal Louria Hayon, the Company’s Chief Technology Officer, pursuant to which Dr. Hayon will provide services to the Company.

Pursuant to the Hayon Service Agreement, the Company agreed to pay to Dr. Hayon, during the period commencing on July 1, 2022 until December 31, 2022, a monthly fee of $9,000. In addition, the Company will grant Dr. Hayon a warrant to purchase 990,000 shares of common stock, at an exercise price of $0.01 per share, which shall expire on July 5, 2024, and in the event the Company will apply for any clinical trial of cannabis-based treatment or will begin any other new cannabis related research, the Corporation will grant Dr. Hayon a warrant to purchase 350,000 shares of common stock at an exercise price of $0.01.

The Corporation will also pay Dr. Hayon 15% of the net royalty income that the Company may generate from worldwide sales of its medical cannabis CBD oil indications for the treatment of COVID-19 patients, and 15% of the net royalty income that the Company may generate from sales of its medical cannabis indication molecules for treating Rheumatoid Arthritis (RA).

The Hayon Service Agreement expires on December 31, 2023. The Company may terminate the Hayon Service Agreement prior to the expiration of its term upon 120 days advance notice and the payment to Dr. Hayon of a termination fee equal to the monthly fees payable through the expiration of its term.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Service Agreement, dated as of July 5, 2022, between Dr. Igal Louria Hayon and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: January 26, 2023

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